SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

AUGUST 13, 2003

MEGA GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	000-17510	14-1653446
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1730 Rhode Island Ave., N.W., Suite 415, Washington, DC 20036

(Address of principal executive offices)

202-296-9594

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report).

ITEM 5. OTHER EVENTS

Mega Group, Inc. (“Mega Group” or the “Company”) files this report on Form 8-K to provide notice that the Company has filed on August 13, 2003, a Form 10-KSB (Amendment No. 2) for the fiscal year ended December 31, 2002 and a Form 10-QSB (Amendment No. 1) for the period ended March 31, 2003 to restate those financial statements to record its 1999 and 2000 stock transactions with Small Business Investment Corporation of America, Inc. using the purchase method of accounting. The Company previously accounted for these transactions as a pooling of interests in its financial statements for the year ended December 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEGA GROUP, INC.

August 13, 2003	By:	/s/ JOHN H. BROWN
John H. Brown
Chairman of the Board and Chief Executive Officer